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                                                                    EXHIBIT 10.8


                            PATENT LICENSE AGREEMENT


         This Patent License Agreement (the "Agreement") is made and entered as of the 1st day of November, 1994 by and between Antigenics, Inc., a Delaware corporation having its principal place of business c/o Armen Partners, L.P., 135 East 57th Street, 30th Floor, New York, N.Y. 10022 ("Antigenics"), and Mount Sinai School of Medicine, located at One Gustave L. Levy Place,. New York, NY 10029 ("MSSM").

                                    RECITALS:

         WHEREAS, Dr. Pramod K. Srivastava ("Dr. Srivastava") was formerly on the faculty of and performed research and development at. MSSM in the area of the use of heat shock proteins for the development of therapeutic and prophylactic vaccines for cancer and infectious diseases;

         WHEREAS, Antigenics desires to obtain and MSSM desires to grant exclusive licenses to the patent rights which resulted from Dr. Srivastava's research and development efforts in heat shock proteins at MSSM;

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein and other good and valuable consideration, Antigenics and MSSM hereby agree as follows;

         1. LICENSE OF PATENT RIGHTS.

                  (a) DEFINITIONS OF PATENT RIGHTS. "MSSM Patent Rights" shall
be defined as U.S. patent application serial nos. [        ]* and all U.S.
patents which issue therefrom, including without limitation, any continuations, divisionals, continuations-in-part, reissues, reexaminations and related foreign applications and patents issuing therefrom or patents which are owned by MSSM based on Pramod Srivastava's work conducted at MSSM prior to January 1, 1994. For purposes of this Agreement, the term "Licensed Products" shall be defined as products covered by the MSSM Patent Rights.

                  (b) GRANT OF LICENSE. In consideration if the royalty set out in Section 2(a) and other consideration set forth in Section 2(b), MSSM hereby grants to Antigenics a worldwide, exclusive license to all MSSM Patent Rights. In consideration of the mutual covenants herein contained, MSSM hereby agrees to execute and deliver all documents and instruments and to take any other action on a best efforts basis which Antigenics shall deem necessary to perfect patent protection in the United States and in foreign countries with respect to, or to perfect said exclusive license to the MSSM Patent Rights in Antigenics.

________________________

* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities Exchange Commission.

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                  (c) RIGHT TO SUBLICENSE. Antigenics may not grant sublicenses to the MSSM Patent Rights without the prior written consent of MSSM.

                  (d) PROTECTION OF MT. SINAI PATENT RIGHTS. MSSM hereby agrees that upon request of Antigenics, authorized officials of MSSM will execute and deliver any and all documents or instruments and take any other action which Antigenics shall deem necessary to transfer and vest an exclusive license in Antigenics, to perfect copyright and patent protection with respect to, or to protect Antigenics' interest in, all of its rights and interests in and to such MSSM Patent Rights. Antigenics shall have the right to prepare, file and prosecute, by counsel of its choice, any U.S. and foreign patent applications covering inventions arising out of the MSSM Patent Rights. Antigenics shall prepare, file and prosecute any such patent applications at its own expense. In the event that Antigenics elects not to apply for patent protection in a foreign country, or fails to prosecute U.S. patent applications, MSSM shall have the right to prepare and file its own patent application at MSSM's expense. Without limiting the generality of the foregoing, MSSM specifically agrees to execute all documents, and take any other actions necessary to perfect filing of such patent applications in the U.S. Patent and Trademark Office and in such foreign Patent Offices as Antigenics shall choose to file. MSSM agrees to notify Antigenics of any Patent Office actions taken after execution of this Agreement which affect the Patent Rights to the extent that MSSM is aware of such Patent Office actions. MSSM will use its best efforts to assist Antigenics with responses to such Patent Office actions. The obligations of this Section 1(d) shall be binding upon the successors and assigns of MSSM. Antigenics agrees to pay all copyright and patent fees and reasonable expenses incurred by MSSM for any assistance rendered to Antigenics pursuant to the foregoing.

                  (e) NIH AND OTHER INSTITUTIONAL FUNDING. MSSM and Antigenics each acknowledges that certain of the research and development efforts that are embodied in MSSM Patent Rights were funded in whole or in part by institutions other than MSSM, including the National Institutes of Health and the Cancer Research Institute (the "Institutions").

         MSSM represents and warrants that it has taken and will take any actions required by such Institutions or applicable law to be taken to obtain ownership right, title and interest in any MSSM Patent Rights to be licensed hereunder. Both Antigenics and MSSM agree to comply with all laws, regulations and requirements of NIH or any other government agency with respect to research sponsored by such agency and MSSM Patent Rights resulting therefrom. Without limiting the foregoing, if required by law, Antigenics agrees to manufacture in the United States Licensed Products which are to be sold in the United States.

         2. ROYALTIES; EQUITY INTEREST.

                  (a) ROYALTIES. For the rights and privileges granted under
this Agreement, Antigenics shall pay to MSSM a royalty of [                   ]*
on Net Sales of Licensed Products from the date hereof until the date the last patent embodying or using the

________________________

* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities Exchange Commission.


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Patent Rights has expired. For purposes of this Agreement "Net Sales" shall mean sales that are net of any take-backs and/or trade discounts or allowances whether Licensed Products are sold by Antigenics or another party with which Antigenics has a marketing agreement. Royalties are payable for sales of
Licensed Products only if a patent has been issued or is pending which covers the country or countries in which such Licensed Products are sold. If and only
for so long as gross margins on Net Sales of Licensed Products [             ]*,
Antigenics shall pay MSSM a royalty of [          ]* of Net Sales of such
Licensed Products.

         On or before the forty-fifth (45th) day following each fiscal quarter, Antigenics shall submit to MSSM full and accurate statements showing the quantity, description and Net Sales of Licensed Products distributed and/or sold during the preceding fiscal quarter, including any additional information kept in the ordinary course of business by Antigenics, which is appropriate to enable an independent determination of the amount due hereunder. All payments then due MSSM shall be made simultaneously with the submission of the statements. Such quarterly statements shall be submitted only when they reflect any sales. Antigenics shall inform MSSM within thirty (30) days of the first sale of Licensed Products. In addition, Antigenics will provide MSSM with audited financial statements within ninety (90) days of the end of Antigenics' fiscal year provided, however, that Antigenics shall not be required to deliver audited financial statements until such time as there are sales of Licensed Products.

                  (b) EQUITY INTEREST. For the rights and privileges granted under this Agreement, in-addition to the royalty described in Section 2(a), Antigenics shall, [




                      ]*.

         3. DUE DILIGENCE.

         Antigenics represents and warrants that it will use due diligence to make Licensed Products commercially available. Antigenics will use its best efforts to reach the following milestones:

                  (i) [

                                                                             ]*.

                  (ii) [                                                     ]*.


________________________

* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities Exchange Commission.


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                  (iii)  [

                                            ]*.

                  (iv)   [

                                     ]*.

                  (v)    [

                                            ]*.

                  (vi)   [
                         ]*.

                  (vii)  [
                         ]*.

                  (viii) [
                         ]*.

         Antigenics will notify MSSM as to the status of the milestones outlined in this Section 30 days prior to the date of each milestone. If at any time MSSM is of the opinion that Antigenics is not using due diligence to make Licensed Products commercially available, as outlined above, MSSM shall notify Antigenics to that effect, and Antigenics shall have six (6) months after such notice within which to cure or to make arrangements satisfactory to MSSM. If at the end of the six (6) month period MSSM and Antigenics cannot agree that Antigenics is using due diligence, then MSSM may, at its option, convert the exclusive license described in section 1(b) to a non-exclusive license upon thirty (30) days' notice to Antigenics. At such time as the exclusive license becomes non-exclusive, MSSM's obligations pursuant to Section 1(d) shall terminate. Notwithstanding the foregoing, Antigenics' obligation to pay royalties pursuant to Section 2(a) shall not terminate upon any conversion of the exclusive license to a non-exclusive license.

         4. INDEMNIFICATION. Antigenics shall indemnify, defend and hold harmless, MSSM, its directors, officers, employees and agents (the "Indemnitees") from and against any liability, damage, loss or expense (including reasonable attorney's fees) incurred or imposed upon Indemnitees arising in connection with any claim, suit, action, loss, settlement, demand or judgment that arises, directly or indirectly, out of the design, manufacture, sale, use, distribution or promotion by Antigenics or any of its licensees, affiliates or agents of any product, process or service developed pursuant to this Agreement or arising out of the acts or omissions of Antigenics committed in the course of the performance of this Agreement. Antigenics'


________________________

* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities Exchange Commission.



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obligation to protect, defend, indemnify and hold harmless hereunder shall survive the expiration and termination of the Agreement.

         Antigenics agrees to obtain product liability insurance covering claims arising or resulting from the design, manufacture, sale, use, distribution or promotion f the Licensed Products prior to the time human clinical trials o the Licensed Products are commenced. The amount of such product liability insurance will be acceptable to MSSM and consistent with industry practice for companies which are similar to Antigenics and institutions which are similar to MSSM. Such insurance shall be underwritten by insurers acceptable to MSSM, and shall list MSSM as an additional named insured.

         5. NON-DISCLOSURE.

         Unless required by law, MSSM agrees that it will not at any time, either during or after the term of this Agreement, without the prior written consent of Antigenics, divulge or disclose to anyone outside, or appropriate for its own use or lie use of any third party, any financial or patent-related information received from Antigenics after execution of this Agreement which is marked "Confidential" (such information shall be referred to as "Confidential Information"), and will not during the term hereof, or at any time thereafter, disclose or use or attempt to use any such Confidential Information for its own benefit, or the benefit of any third party, or in any manner which may injure or cause loss or may be calculated to injure or cause loss to Antigenics. MSSM's obligations contained in this subsection 5 shall lapse on the termination of this Agreement.

         6. GENERAL.

                  (a) ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties relative to the subject matter hereof, and supersedes all proposals or agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.

                  (c) SEVERABILITY. The parties agree that each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if any one or more of the provisions of this Agreement shall for any reason be held to be exclusively broad as to scope, activity or subject so as to be enforceable at law, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

                  (d) ASSIGNMENT. Antigenics may assign its rights, together with its obligations hereunder, to any affiliate or successor in connection with any consolidation, merger, sale, transfer or other disposition of all or substantially all of Antigenics' business and assets. In the event of an consolidation or merger of Antigenics' with or into any other corporation, or the sale or conveyance of -all or substantially all of the assets of Antigenics to another corporation, the surviving or acquiring corporation shall be entitled to the rights and benefits provided under this Agreement, and become obligated to perform all of the terms and conditions hereof. The foregoing notwithstanding, Antigenics may also transfer its rights hereunder with the consent of MSSM which consent shall not be withheld unreasonably.



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                  (e) GOVERNING LAW. This Agreement shall be construed and
enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York.

                  (f) NOTICE. All notices provided for in this Agreement shall be given in writing and shall be effective when either served by personal delivery, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective address s herein set forth, or to such other address or addresses as either party may later specify by written notice to the other.

                  (g) SURVIVAL. The provisions set forth in Sections 4, 5, and 6 shall survive the termination or expiration of this Agreement for the periods set forth herein as a continuing agreement of the parties hereto.

                  (h) REMEDIES. The parties agree that a breach of the provisions of Section 5 of this Agreement by either party will cause irreparable damage to the other party and that in the event of such breach the party who has suffered the breach shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the other party's obligations hereunder. Nothing herein contained shall be construed as prohibiting either party from pursuing any other remedies available to either for breach by the other under this Agreement or applicable law.

                  (i) TERM. The term of this Agreement shall be until the last patent embodying or using the MSSM Patent Rights has expired. MSSM may terminate this agreement if after at least sixty (60) days' written notice by MSSM to Antigenics, Antigenics shall continue to fail to pay any royalties then due under Section 2(a). The termination of this Agreement will not relieve Antigenics of its obligations to make any payments required hereunder.

                  (j) USE OF NAME. Except where required by law, Antigenics may not use the name "Mount Sinai School of Medicine", the MSSM logo or the MSSM insignia in any advertisement, commercial or product literature without the express written consent of MSSM. If Antigenics is required by law to use the name "Mount Sinai School of Medicine", Antigenics will only use such name in connection with factually correct information. The "Mount Sinai School of Medicine" name may be used in connection with fundraising activities of Antigenics with MSSM's consent, which consent may not be unreasonably withheld.

         This Agreement may be executed in duplicate counterparts, which, when taken together, shall constitute one instrument and each of which shall be deemed to be an original instrument.




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         IN WITNESS WHEREOF, parties have executed this Agreement as of the day and year first above written.

                                        ANTIGENICS, INC.



                                        By:  /s/ Garo H. Armen
                                             -----------------------------------
                                             President


                                        MOUNT SINAI SCHOOL OF MEDICINE


                                        By:  /s/ Nathan Kase
                                             -----------------------------------
                                             Title  Dean MSSM
                                                    ----------------------------




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                                  AMENDMENT TO
                            PATENT LICENSE AGREEMENT
                                 BY AND BETWEEN
                                ANTIGENICS, INC.
                                       AND
                         MOUNT SINAI SCHOOL OF MEDICINE

         THIS AMENDMENT TO THE PATENT LICENSE AGREEMENT ("AMENDMENT"), effective as of June 5, 1995 ("EFFECTIVE DATE"), is made and entered into by and between ANTIGENICS, INC., a Delaware corporation having a principal place of business c/o Armen Partners, 135 East 57th Street, 30th Floor, New York, New York 10022, ("Antigenics") and MOUNT SINAI SCHOOL OF MEDICINE, having a principal of business at One Gustave L. Levy Place, New York, New York 10029 ("MSSM").

         WHEREAS Antigenics and MSSM entered into a Patent License Agreement ("License Agreement") effective as of November 1, 1994 pursuant to which Antigenics obtained a worldwide, exclusive license under the MSSM Patent Rights (as defined in the License Agreement); and

         WHEREAS Antigenics and MSSM desire to amend the License Agreement to provide for modification of the obligations of the parties.

         NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

1.       RIGHT TO SUBLICENSE

         Section 1(c) of the License Agreement is hereby amended to read in its entirety as follows:

                  (c) RIGHT TO SUBLICENSE. Antigenics may grant sublicenses to the MSSM Patent Rights; provided that, at least ten (10) business days prior to the effective date of any such sublicense, Antigenics, in accordance with Section 6(f), shall provide written notice to MSSM of Antigenics' intention to grant such sublicense, such notice to be provided for the purpose of obtaining MSSM's consent. MSSM agrees that such consent shall not be unreasonably withheld. In addition, MSSM may provide comments to Antigenics relating to the terms and conditions of such sublicense. In the event that MSSM provides no comments to Antigenics in writing within five (5) business days after receipt of Antigenics' written notice, MSSM will be deemed to have given consent to such sublicense. In the event that MSSM provides comments to Antigenics in writing within five (5) business days after receipt of Antigenics' written notice, Antigenics shall consider such comments in good faith and shall in incorporate such comments into the sublicense to the extent necessary to provide that Antigenics complies with its obligations to MSSM under the License Agreement.



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2.       OTHER PROVISIONS

         All provisions of the License Agreement not expressly modified by this Amendment shall remain in full force and effect.




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         IN WITNESS WHEREOF, the parties hereto have caused authorized their duly authorized representatives to execute this Amendment.

ANTIGENICS, INC.                        MOUNT SINAI SCHOOL OF MEDICINE

  ("Antigenics")                          ("MSSM")

By:  /s/ Garo H. Armen                  By:  /s/ Nathan Kase
     --------------------------------        ---------------------------------

Name:    Garo H. Armen                   Name:   Nathan Kase
     --------------------------------        ---------------------------------

Title:  Chairman and CEO                Title:  Dean
     --------------------------------        ---------------------------------











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